Registration No. 33-

     ===========================================================================
                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549
                                   ____________________

                                       Form S-8
                                REGISTRATION STATEMENT
                                        Under
                              THE SECURITIES ACT OF 1933
                                   ____________________

                              RJR NABISCO HOLDINGS CORP.
                (Exact name of registrant as specified in its charter)
         Delaware                                                   13-3490602
(State or other jurisdiction of                                 (I.R.S. Employer
incorporation or organization)                            Identification Number)
                               1301 Avenue of the Americas
                                 New York, New York 10019
      (Address, including zip code, of registrant's principal executive office)
                                   ____________________

                         NABISCO BRANDS DE PUERTO RICO, INC.
                              CAPITAL ACCUMULATION PLAN
                               (Full title of the plan)
                                   ____________________

                             Lawrence R. Ricciardi, Esq.
                              RJR NABISCO HOLDINGS CORP.
                             1301 Avenue of the Americas
                               New York, New York 10019
                                    (212) 258-5600
        (Name, address and telephone number, including area code, of agent for service)
                                   ____________________

                                      Copies to:
                                David J. Sorkin, Esq.
                              Simpson Thacher & Bartlett
                                 425 Lexington Avenue
                               New York, New York 10017
                                   ____________________

                           CALCULATION OF REGISTRATION FEE
================================================================================

                                             Proposed    Proposed
              Title of                       Maximum      Maximum
           Securities to        Amount to    Offering    Aggregate   Amount of
           be Registered           be         Price      Offering   Registration
                               Registered      Per         Price        Fee(2)
                                             Share(1)
- --------------------------------------------------------------------------------
Common Stock, par value
$.01 per share .........    15,000 shares    $5.8125      $87,187.50   $100.00

================================================================================

     (1) Pursuant to Rule 457 under the Securities Act of 1933 the proposed maximum offering price per share relating to the Common Stock being registered has been based on the average of the high and low prices of the Common Stock reported on the New York Stock Exchange-Composite Tape on June 24, 1994.

     (2) The registration fee relating to the Common Stock being registered is the minimum fee pursuant to Section 6(b) of the Securities Act of 1933.

     In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

================================================================================

                                        PART I


Item 1.   Plan Information

          Not required to be filed with this Registration Statement.

Item 2.   Registrant Information and Employee Plan Annual Information

          Not required to be filed with this Registration Statement.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference

     The following documents filed with the Securities and Exchange Commission (the "Commission") by RJR Nabisco Holdings Corp., a Delaware corporation ("Holdings"), and the Nabisco Brands de Puerto Rico, Inc. Capital Accumulation Plan (the "Plan") are incorporated as of their respective dates in this Registration Statement by reference:

     A.   Holdings' Annual Report on Form 10-K for the year ended December 31,
          1993.

     B. The Annual Report on Form 11-K of the Plan for the year ended December 30, 1993.

     C. All other reports filed by Holdings pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 1993.

     D. Description of Holdings' Common Stock contained in Holdings' Registration Statement on Form 8-A filed with the Commission on January 31, 1991.

     All documents filed by Holdings and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold are deemed to be incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities

          Not applicable.

Item 5.   Interests of Named Experts and Counsel

     Certain legal matters in connection with any original issuance Common Stock offered hereby are being passed upon for Holdings by Simpson Thacher & Bartlett (a partnership which includes professional corporations), New York, New York. A member of Simpson Thacher & Bartlett owns shares of Common Stock which represent less than 0.1% of the currently outstanding shares of Common Stock.

Item 6.   Indemnification of Directors and Officers

     Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise.
The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors against expenses (including attorneys' fees) in connection with the defense or settlement of an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

     In accordance with the Delaware Law, the Certificate of Incorporation of Holdings contains a provision to limit the personal liability of the directors of Holdings for violations of their fiduciary duty. This provision eliminates each director's liability to Holdings or its stockholders for monetary damages except (i) for any breach of the director's duty of loyalty to Holdings or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemption, or (iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

     Article IV of the By-Laws of Holdings provides for indemnification of the officers and directors of Holdings to the full extent permitted by applicable law.

Item 7.   Exemption from Registration Claimed

          Not applicable.

Item 8.   Exhibits

     4.1(a) Amended and Restated Certificate of Incorporation of RJR Nabisco Holdings Corp., filed October 1, 1990 (incorporated by reference to Exhibit 3.1 to Amendment No. 4, filed October 2, 1990, to the Registration Statement on Form S-4 of RJR Nabisco Holdings Corp., Registration No. 33-36070, filed July 25, 1990, as amended)

     4.1(b) Certificate of Amendment to Amended and Restated Certificate of Incorporation of RJR Nabisco Holdings Corp., filed January 29, 1991 (incorporated by reference to Exhibit 3.1(a) to Amendment No. 3, filed January 31, 1991, to the Registration Statement on Form S-4 of RJR Nabisco Holdings Corp., filed December 14, 1990, Registration No. 33-38227)

     4.1(c) Certificate of Designation of ESOP Convertible Preferred Stock, filed April 10, 1991 (incorporated by reference to Exhibit 3.1(b) to Amendment No. 2 filed on April 11, 1991, to the Registration Statement on Form S-1 of RJR Nabisco Holdings Corp., Registration No. 33-39532, filed on March 20, 1991).

     4.1(d) Certificate of Designation of Series A Conversion Preferred Stock, filed November 7, 1991 (incorporated by reference to
               Exhibit 3.1(c) to Amendment No. 3, filed on November 1, 1991, to the Registration Statement on Form S-1 of RJR Nabisco Holdings Corp., Registration No. 33-43137, filed October 2, 1991).

     4.1(e) Certificate of Amendment to Amended and Restated Certificate of Incorporation of RJR Nabisco Holdings Corp., filed December 16, 1991 (incorporated by reference to Exhibit 3.1(d) of the Annual Report on Form 10-K of RJR Nabisco Holdings Corp., RJR Nabisco Holdings Group, Inc., RJR Nabisco Capital Corp. and RJR Nabisco, Inc. for the fiscal year ended December 31, 1991, File Nos. 1-10215, 1-10214, 1-10248 and 1-6388).

     4.1(f) Certificate of Amendment to the Amended and Restated Certificate of Incorporation of RJR Nabisco Holdings Corp. (relating to the authorization of the issuance of additional shares of Common Stock) filed April 6, 1993 (incorporated by reference to Exhibit
               3.3 of the Quarterly Report on Form 10-Q of RJR Nabisco Holdings Corp. and RJR Nabisco, Inc. for the fiscal quarter ended March 31, 1993, filed April 30, 1993).

     4.1(g) Certificate of Designation of Series B Cumulative Preferred Stock, filed August 16, 1993 (incorporated by reference to
               Exhibit 3.1(g) of the Annual Report on Form 10-K of RJR Nabisco Holdings Corp. and RJR Nabisco, Inc. for the fiscal year ended December 31, 1993, File Nos. 1- 10215 and 1-6388 (the "1993 Form
               10-K").

     4.1(h) Certificate of Designation of Series C Conversion Preferred Stock, filed May 6, 1994.

     4.2 Amended and Restated By-laws of RJR Nabisco Holdings Corp., as amended, effective January 20, 1994 (incorporated by reference to Exhibit 3.2 to the 1993 Form 10-K).

     4.3       Nabisco Brands de Puerto Rico, Inc. Capital Accumulation Plan.

     4.4 RJR Nabisco Puerto Rico Defined Contribution Master Trust Agreement, as amended and restated July 12, 1993, between RJR Nabisco, Inc. and Banco Popular de Puerto Rico.

     5 Opinion of Simpson Thacher & Bartlett regarding the legality of any original issuance securities being registered.

     23.1      Consent of Deloitte & Touche.

     23.2      Consent of Simpson Thacher & Bartlett (included in Exhibit 5).

     24        Power of Attorney.

Item 9.   Undertakings

          (a) The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                   Statement:

                        (i) To include any prospectus required by Section
                    10(a)(3) of the Securities Act of 1933;

                       (ii) To reflect in the prospectus any facts or events
                    arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                      (iii) To include any material information with respect
                    to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information set forth in the Registration Statement;

  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply to information contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
  Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and each filing of the Plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against policy as expressed in the Act and will be governed by the final adjudication of such issue.

       (d) The undersigned registrant hereby undertakes to submit the Plan and any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code.

                                      SIGNATURES

                    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 1st day of July, 1994.

                                        RJR NABISCO HOLDINGS CORP.


                                        By:  Lawrence R. Ricciardi
                                           -----------------------------
                                             Lawrence R. Ricciardi


                    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities on July 1, 1994.

               Signature                          Title
               ---------                          -----


                   *                    Chairman of the Board
          -------------------           and Chief Executive Officer
           Charles M. Harper            (principal executive officer)
                                        and Director

                   *                    Executive Vice President and
          -------------------           Chief Financial Officer
           Stephen R. Wilson            (principal financial officer)

                  *                     Senior Vice President and Controller
          -----------------             (principal accounting officer)
           Robert S. Roath

                     *                            Director
          -----------------------
           John T. Chain, Jr.

                     *                            Director
          -----------------------
           John L. Clendenin

                     *                            Director
          -----------------------
           James H. Greene, Jr.

                     *                            Director
          -----------------------
           H. John Greeniaus

                     *                            Director
          -----------------------
           James W. Johnston

                     *                            Director
          -----------------------
           Henry R. Kravis

                     *                            Director
          -----------------------
           John G. Medlin, Jr.

                     *                            Director
          -----------------------
           Paul E. Raether

                     *                            Director
          -----------------------
           Lawrence R. Ricciardi

                     *                            Director
          -----------------------
           Rozanne L. Ridgway

                     *                            Director
          -----------------------
           Clifton S. Robbins

                     *                            Director
          -----------------------
           George R. Roberts

                     *                            Director
          -----------------------
           Scott M. Stuart

                     *                            Director
          -----------------------
           Michael T. Tokarz

                                                   *By:  Jo-Ann Ford
                                                        -----------------
                                                         Jo-Ann Ford
                                                         Attorney-in-Fact

                    Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 1st day of July 1994.
                                        NABISCO BRANDS DE PUERTO RICO, INC.
                                           CAPITAL ACCUMULATION PLAN


                                        H. Colin McBride
                                        ------------------------------------
                                        H. Colin McBride
                                        Secretary, RJR Employee
                                        Benefits Committee

                                   INDEX TO EXHIBITS
                                   -----------------



          Exhibit                                           Sequentially
          Number         Description of Exhibit             Numbered Page
          -------        ----------------------             -------------


          4.1(a)    -    Amended and Restated Certificate
                         of Incorporation of RJR Nabisco
                         Holdings Corp., filed October 1,
                         1990 (incorporated by reference
                         to Exhibit 3.1 to Amendment No.
                         4, filed October 2, 1990, to the
                         Registration Statement on Form S-
                         4 of RJR Nabisco Holdings Corp.,
                         Registration No. 33-36070, filed
                         July 25, 1990, as amended)

          4.1(b)    -    Certificate of Amendment to
                         Amended and Restated Certificate
                         of Incorporation of RJR Nabisco
                         Holdings Corp., filed January 29,
                         1991 (incorporated by reference
                         to Exhibit 3.1(a) to Amendment
                         No. 3, filed January 31, 1991, to
                         the Registration Statement on
                         Form S-4 of RJR Nabisco Holdings
                         Corp., filed December 14, 1990,
                         Registration No. 33-38227)

          4.1(c)    -    Certificate of Designation of ESOP
                         Convertible Preferred Stock, filed
                         April 10, 1991 (incorporated by
                         reference to Exhibit 3.1(b) to
                         Amendment No. 2 filed on April 11,
                         1991, to the Registration
                         Statement on Form S-1 of RJR
                         Nabisco Holdings Corp.,
                         Registration No. 33-39532, filed
                         on March 20, 1991).

          4.1(d)    -    Certificate of Designation of
                         Series A Conversion Preferred
                         Stock, filed November 7, 1991
                         (incorporated by reference to
                         Exhibit 3.1(c) to Amendment No.
                         3, filed on November 1, 1991, to
                         the Registration Statement on
                         Form S-1 of RJR Nabisco Holdings
                         Corp., Registration No. 33-43137,
                         filed October 2, 1991).

          4.1(e)    -    Certificate of Amendment to
                         Amended and Restated Certificate
                         of Incorporation of RJR Nabisco
                         Holdings Corp., filed December 16,
                         1991 (incorporated by reference to
                         Exhibit 3.1(d) of the Annual
                         Report on Form 10-K of RJR Nabisco
                         Holdings Corp., RJR Nabisco
                         Holdings Group, Inc., RJR Nabisco
                         Capital Corp. and RJR Nabisco,
                         Inc. for the fiscal year ended
                         December 31, 1991, File Nos.
                         1-10215, 1-10214, 1-10248 and
                         1-6388).

          4.1(f)    -    Certificate of Amendment to the
                         Amended and Restated Certificate
                         of Incorporation of RJR Nabisco
                         Holdings Corp. (relating to the
                         authorization of the issuance of
                         additional shares of Common Stock)
                         filed April 6, 1993 (incorporated
                         by reference to Exhibit 3.3 of
                         the Quarterly Report on Form 10-Q
                         of RJR Nabisco Holdings Corp. and
                         RJR Nabisco, Inc. for the fiscal
                         quarter ended March 31, 1993,
                         filed April 30, 1993).

          Exhibit                                           Sequentially
          Number         Description of Exhibit             Numbered Page
          -------        ----------------------             -------------

          4.1(g)    -    Certificate of Designation of
                         Series B Cumulative Preferred
                         Stock, filed August 16, 1993
                         (incorporated by reference to
                         Exhibit 3.1(g)  of the Annual
                         Report on Form 10-K of RJR
                         Nabisco Holdings Corp. and RJR
                         Nabisco, Inc. for the fiscal
                         year ended December 31, 1993,
                         File Nos. 1- 10215 and 1-6388
                         (the "1993 Form 10-K").

          4.1(h)    -    Certificate of Designation of
                         Series C Conversion Preferred
                         Stock, filed May 6, 1994.

          4.2       -    Amended and Restated By-laws
                         of RJR Nabisco Holdings Corp.,
                         as amended, effective January
                         20, 1994 (incorporated by
                         reference to Exhibit 3.2 to the
                         1993 Form 10-K).

          4.3       -    Nabisco Brands de Puerto Rico,
                         Inc. Capital Accumulation Plan.

          4.4       -    RJR Nabisco Puerto Rico Defined
                         Contribution Master Trust
                         Agreement, as amended and
                         restated July 12, 1993, between
                         RJR Nabisco, Inc. and Banco
                         Popular de Puerto Rico.

          5         -    Opinion of Simpson Thacher &
                         Bartlett regarding the legality
                         of any original issuance
                         securities begin registered.

          23.1      -    Consent of Deloitte & Touche.

          23.2      -    Consent of Simpson Thacher &
                         Bartlett (included in Exhibit 5).

          24        -    Power of Attorney.